SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2013

TRUETT-HURST, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 Westside Road, Healdsburg, CA 95448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 433-9545

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, William R. Hambrecht notified the Board of Directors (the “Board”) of Truett-Hurst, Inc. (the “Company”) that he will not stand for re-election as a director of the Company. Mr. Hambrecht will continue to serve as a director until his term expires at the annual meeting of stockholders to be held on November 20, 2013. Mr. Hambrecht expressed no disagreements with the Company relating to the Company’s operations, policies or practices. Mr. Hambrecht states “I look forward to continuing to collaborate with Truett-Hurst Inc. in a variety of ways, but most importantly as a long-term stockholder.” “On behalf of our management team and Board of Directors, I want to thank Bill for his valuable service and contributions to Truett-Hurst Inc. and its stockholders. We look forward to our continued collaboration.” stated Phillip L. Hurst, President and Chief Executive Officer of Truett-Hurst Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst Inc.

By:	/s/ James D. Bielenberg
James D. Bielenberg
Chief Financial Officer

Date: October 2, 2013